EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sure Trace Security Corporation (formerly known as Cormax Business Solutions Inc.) of our report dated April 14, 2003, relating to the consolidated financial statements of Sure Trace Security Corporation as of December 31, 2002 and December 31, 2001.

/s/ Michael Johnson & Co., LLC
Michael Johnson & Co., LLC
Certified Public Accountants
9175 East Kenyon Ave., Suite 100
Denver, Colorado 80237